UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MODINE MANUFACTURING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1500 DeKoven Avenue

Racine, Wisconsin 53403-2552

Notice of Special Meeting of Shareholders

To the Shareholders of Modine Manufacturing Company:

Notice is hereby given that a Special Meeting of the Shareholders of Modine Manufacturing Company will be held in virtual format on Friday, November 13, 2026, at 8:00 a.m. Central Time. There will be no physical location for the Special Meeting.

You may access the Special Meeting by visiting www.virtualshareholdermeeting.com/MOD2026SM where you will be able to attend and participate online, vote your shares electronically, and submit questions prior to and during the meeting.

Who may vote:

You may vote if you were a shareholder of record at the close of business on October 9, 2026, which is the Record Date for the Special Meeting.

Matter to be voted on:

1.	To approve a proposal to amend the Amended and Restated Articles of Incorporation of Modine Manufacturing Company to change the name of the company to Modexus Solutions, Inc.; and
2.	Consideration of any other matters properly brought before the shareholders at the meeting.

On October 1, 2026, Modine completed the separation of its Performance Technologies business and the combination of that business with Gentherm Incorporated. The proposed name, Modexus Solutions, Inc., reflects the Company’s position following the transaction as a diversified thermal management company serving high-growth markets, including data center cooling, commercial HVAC and refrigeration, while carrying forward Modine’s century-long heritage. The Board of Directors believes that the proposed name appropriately reflects the Company’s business and strategic focus and recommends that shareholders vote FOR the proposal.

Your vote is very important. Approval of the proposal requires the affirmative vote of two-thirds of all votes entitled to be cast on the proposal. Accordingly, failure to vote and abstentions will have the same effect as votes against the proposal.

Regardless of whether you expect to attend the Special Meeting virtually, you are urged to vote electronically via the Internet, by a telephone vote or by completing and mailing the accompanying proxy card. Instructions for electronic voting via the Internet and telephonic voting are contained on the accompanying proxy card.

If you attend the meeting virtually and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on Friday, November 13, 2026: The notice and proxy statement of Modine Manufacturing Company are available for review at www.virtualshareholdermeeting.com/MOD2026SM.

By order of the Board of Directors,

Erin J. Roth Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

October 13, 2026

About the Special Shareholders Meeting

This proxy statement is furnished to solicit proxies by the Board of Directors of Modine Manufacturing Company (the “Company,” “Modine,” “we” or “us”) for use at the special meeting of its shareholders to be held on November 13, 2026, and at any adjournment or postponement of the meeting (the “Special Meeting”). The Special Meeting will be held in virtual format on Friday, November 13, 2026, at 8:00 a.m. Central Time. There will be no physical location for the Special Meeting. This proxy statement and accompanying proxy card are first being sent to shareholders on October 13, 2026.

ITEM 1 – TO APPROVE THE PROPOSAL TO AMEND THE Amended and Restated Articles of Incorporation of modine manufacturing company to Change the Name of the COMPANY to Modexus Solutions, Inc.

Our Board has approved, and recommends that our shareholders approve, an amendment to our Articles of Incorporation to change the name of the Company from Modine Manufacturing Company to Modexus Solutions, Inc. (the “Proposal”).

Reason for the Proposal

On October 1, 2026, pursuant to definitive agreements entered into on January 29, 2026, Modine completed the separation of its Performance Technologies business and the combination of that business with Gentherm Incorporated in a Reverse Morris Trust transaction (the “Transaction”). In connection with the Transaction, ownership of the “Modine” trademark was transferred with the Performance Technologies business, and Modine agreed to change its corporate legal name to a name that does not include the “Modine” trademark within six months of October 1, 2026. Although Modine retains certain rights under a trademark license agreement to continue using the “Modine” trademark in connection with specified products and services, the proposed name change is necessary to satisfy the Company’s obligations in connection with the Transaction and establish a distinct corporate identity for the Company following the separation.

After considering potential alternatives, the Board selected “Modexus Solutions, Inc.” as the Company’s proposed new name. The proposed name reflects the Company’s position following the Transaction as a diversified thermal management company serving high-growth markets, including data center cooling, commercial HVAC and refrigeration. The name was selected to carry forward Modine’s century-long heritage while underscoring the Company’s focus on innovative, connected thermal systems and solutions.

The Board believes that changing the Company’s name to Modexus Solutions, Inc. is appropriate in light of the Company’s post-Transaction business and strategic focus and will help distinguish the Company from the Performance Technologies business transferred in the Transaction. Accordingly, the Board has approved the proposed amendment and recommends that shareholders approve it.

Effects of the Name Change

If the shareholders approve this proposal, the change of the Company’s name will become effective upon the filing of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Wisconsin Department of Financial Institutions.

The name change will not have any effect on the rights of our existing shareholders.

If the proposed amendment is approved, Article I of our Amended and Restated Articles of Incorporation will be amended and restated in its entirety to read as follows:

ARTICLE I. NAME

The name of this Corporation shall be:

“MODEXUS SOLUTIONS, INC.”

Amendments to our Bylaws previously approved by our Board to reflect the change in the Company’s name, contingent upon shareholder approval, will become effective concurrently with the effectiveness of the Articles of Amendment.

Our common stock is currently listed for trading on the New York Stock Exchange under the symbol “MOD”. If the Proposal is approved and the name change becomes effective, our common stock will continue to be listed on the New York Stock Exchange under the symbol “MOD”, and the CUSIP number assigned to our common stock will remain the same.

If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will shareholders be required to exchange outstanding stock certificates for new stock certificates as a result of the name change. After the name change, all newly issued and transferred shares will be held in direct registration accounts and, together with uncertificated shares currently held in direct registration accounts, will bear the name “Modexus Solutions, Inc.”

The Board of Directors recommends a vote “FOR” the proposal to amend the Amended and Restated Articles of Incorporation of Modine Manufacturing Company to Change the Name of the Company to Modexus Solutions, Inc.

In making this recommendation, our Board is retaining the ability, without further vote by our shareholders, to delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interests of the Company and our shareholders.

Vote Required for Approval

The affirmative vote of two-thirds of all votes entitled to be cast on the proposal by all shares entitled to vote thereon at the Special Meeting is required to approve the Proposal.

Because the name change proposal is considered a “routine” matter under the rules of the NYSE, if you hold your shares in street name through a bank, broker or other nominee and do not provide voting instructions, your bank, broker or other nominee may vote your shares on the name change proposal in its discretion. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular matter because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on the matter. Because banks, brokers and other nominees have discretionary authority to vote uninstructed shares on the name change proposal, there will not be any broker non-votes with respect to the name change proposal. Abstentions will have the same effect as votes against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of October 9, 2026, by persons known by the Company to beneficially own more than five percent of the outstanding shares:

	Number of Shares
	Owned and
Name and Address of Owner (1)	Nature of Interest	Percent of Class
Vanguard Capital Management (2)	2,763,681	5.2%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

The number of shares is as of the date the shareholder reported the holdings in filings under the Exchange Act, unless more recent information was provided. The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Exchange Act Rule 13d-3, and other facts known to the Company.

(2)

Based on the Schedule 13G filed under the Exchange Act on April 30, 2026, Vanguard Capital Management has the sole power to vote or direct the vote of 400,947 shares and the sole power to dispose or direct the disposition of 2,763,681 shares.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of October 9, 2026, by:

•	Each director and “named executive officer” of the Company; and
•	all directors and executive officers of the Company as a group.

				Restricted Stock
		Options	Held in	Units vesting
		Exercisable	401(k)	within 60 days
	Direct	within 60 days of	Retirement	of October 9,		Percent of
Name	Ownership	October 9, 2026	Plan	2026	Total (1)	Class
Eric D. Ashleman	42,350	—	NA	—	42,350	*
Mark Bendza	1,149	—	NA	—	1,149	*
Suresh V. Garimella	79,856	—	NA	—	79,856	*
Katherine C. Harper	16,578	—	NA	—	16,578	*
Alan S. Lowe	1,252	—	NA	—	1,252	*
Marsha C. Williams	110,653	—	NA	—	110,653	*
David J. Wilson	8,578	—	NA	—	8,578	*
Christine Y. Yan	74,443	—	NA	—	74,443	*
Neil D. Brinker	348,418	114,368	—	—	462,786	*
Michael B. Lucareli	88,371	19,688	971	—	109,030	*
Eric S. McGinnis (2)	26,543	—	—	—	26,543	*
Jeremy M. Patten (3)	1,023	—	—	—	1,023	*
Erin J. Roth	5,266	—	—	224	5,490	*

All directors and executive officers as a group (14 persons)	911,614	134,056	2,445	224	1,048,339	2.0%

* Represents less than one percent of the class.

(1)

Includes shares of common stock issuable upon the exercise of stock options exercisable within 60 days of October 9, 2026, and restricted stock units that vest within 60 days of October 9, 2026. Such information is not necessarily to be construed as an admission of beneficial ownership.

(2)

Mr. McGinnis retired from the Company effective June 30, 2026. Ownership information is based on the Form 4 filed on Mr. McGinnis’s behalf on June 22, 2026 and from the Company’s most recent internal information.

(3)

Mr. Patten’s employment transitioned to Gentherm effective October 1, 2026, in connection with the Transaction. Ownership information is based on the Form 4 filed on Mr. Patten’s behalf on September 29, 2026, the most recent date as of which such information is available to the Company.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the Special Meeting. Should any additional matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their best judgment.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Are the proxy materials available electronically?

Yes, they are available at www.proxyvote.com and on our website, www.modine.com. In addition, shareholders may elect to view future proxy statements on the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you may choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote on the Internet. On the referenced website, you will be given instructions to choose to receive future proxy statements electronically. If you hold your stock in street name, please refer to the information provided by the party in whose name the shares are held for instructions on how to elect to view future proxy statements on the Internet.

How may I access the virtual Special Meeting?

You may access the Special Meeting by visiting www.virtualshareholdermeeting.com/MOD2026SM where you will be able to attend and participate online, vote your shares electronically, and submit questions prior to and during the meeting.

How do I ask questions during the Special Meeting?

You may submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/MOD2026SM, where you will enter the 16-digit control number found on the proxy card or voter instruction form provided to you with this proxy statement. Shareholders who do not have a 16-digit control number should contact their bank or broker to obtain one.

Shareholder questions must be pertinent to the Proposal. The Special Meeting is not to be used as a forum to present views that are not directly related to the business before the Special Meeting. Recording of the Special Meeting is prohibited. A webcast playback will be available at www.virtualshareholdermeeting.com/MOD2026SM at the later of approximately 24 hours or the next business day after the completion of the meeting.

Any additional information regarding the rules and procedures for participating in the Special Meeting will be available during the meeting on the meeting website. We encourage you to access the Special Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/MOD2026SM approximately 15 minutes before the Special Meeting starts on November 13, 2026. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on October 9, 2026, the record date for the Special Meeting. A total of 53,196,918 shares of common stock were outstanding as of the record date and entitled to vote at the Special Meeting. You are entitled to one vote for each share of common stock you own. The holders of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you may vote.

How do I vote?

Registered Holders

Registered holders may vote prior to the Special Meeting (i) by completing and mailing the enclosed proxy card, or (ii) electronically via the Internet, or (iii) by calling Broadridge Financial Solutions, Inc. Specific instructions for each voting option are set forth on the enclosed proxy card. You may also vote electronically at the Special Meeting.

The Internet and telephone voting procedures on the enclosed proxy card to vote your shares prior to the Special Meeting are for your convenience and reduce costs for Modine. The procedures are designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Street Name Holders

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. If your bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, your voting form will provide you with instructions.

401(k) Retirement Plan Participants

If you are a participant in one of Modine’s 401(k) Retirement Plans, you will receive a voting instruction form on which you may indicate your voting instructions for the shares held in your plan account. The trustee for the plan, Equiniti Trust Company, will vote your shares as you direct. If a proxy is not returned for shares held in a plan, the trustee generally will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted, although it may do otherwise in its discretion.

May I vote during the Special Meeting?

Although we encourage you to vote via the Internet, complete and return the proxy card or vote by telephone prior to the Special Meeting to ensure that your vote is counted, you may attend the Special Meeting and vote your shares electronically at the Special Meeting.

What does the Board of Directors recommend?

The Board of Directors’ recommendation is included with the description of the Proposal in this proxy statement. In summary, the Board recommends a vote “FOR” the proposal to amend the Amended and Restated Articles of Incorporation of Modine Manufacturing Company to Change the Name of the Company to Modexus Solutions, Inc.

Unless you give other instructions, the persons named as proxies will vote “FOR” the Proposal.

What if other matters come up at the Special Meeting?

To our knowledge, the matter described in this proxy statement is the only matter that will be subject to a vote at the Special Meeting. If other matters are properly presented, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

Yes, you may change your vote by revoking your proxy. You may revoke your proxy by:

●	submitting a later-dated proxy;
●	giving written notice before the Special Meeting to the Company’s Corporate Secretary stating that you are revoking your previous proxy;
●	revoking your proxy in the same manner you initially submitted it – by mail, Internet, or the telephone; or
●	virtually attending the Special Meeting and voting your shares electronically at the Special Meeting.

If you decide to vote your shares electronically at the Special Meeting, we prefer that you first revoke your prior proxy in the same way you initially submitted it – that is, by mail, Internet, or the telephone. The presence at the Special Meeting of a shareholder who has made an effective proxy appointment does not, by itself, constitute a revocation of a proxy appointment.

How are votes counted?

A majority of the shares entitled to be cast, represented in person or by proxy, will constitute a quorum at the Special

Meeting. Abstentions are counted as present for purposes of determining a quorum. Because banks, brokers and other nominees have discretionary authority to vote uninstructed shares on the name change proposal, there will not be any broker non-votes with respect to the Proposal.

Voting on the Proposal to Amend the Amended and Restated Articles of Incorporation of Modine Manufacturing Company

The affirmative vote of two-thirds of all votes entitled to be cast on the Proposal by all shares entitled to vote thereon at the Special Meeting is required to approve the Proposal. Abstentions and shares not voted on the Proposal will have the effect of votes against approval of the Proposal. As noted above, because banks, brokers and other nominees have discretionary authority to vote uninstructed shares on the Proposal, there will not be any broker non-votes with respect to the Proposal.

Who will count the votes?

Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes under the supervision of the Inspectors of Election appointed by the Board of Directors.

Shareholder Proposals for 2027 Annual Meeting

Shareholder proposals for the 2027 Annual Meeting of Shareholders of the Company must be received no later than March 9, 2027 at the Company’s principal executive office, directed to the attention of the Company’s Corporate Secretary, in order to be considered for inclusion in the 2027 Annual Meeting proxy material under the proxy rules of the SEC. Written notice of shareholder proposals and director nominations for the 2027 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year’s Annual Meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no earlier than April 22, 2027 and no later than May 22, 2027 at such offices, directed to the attention of the Company’s Corporate Secretary, and must be submitted in accordance with the requirements of the Bylaws of the Company.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules for the 2027 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no earlier than April 22, 2027 and no later than May 22, 2027.

Solicitation of Proxies

Proxies are being solicited by the Board for use at the Special Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. Brokers, banks, nominees, fiduciaries, and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses. The Company also has engaged Sodali as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali a fee of $20,000, plus certain additional fees and reimbursement of reasonable out-of-pocket expenses, for these services. The Company is also required to indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation.

If you have questions about how to vote or direct a vote in respect of your shares or about the Proposal, or if you need additional copies of the proxy statement or proxy card, you may contact Sodali at:

Sodali & Co.

430 Park Avenue

14th Floor

New York, NY 10022

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

E-mail: MOD@investor.sodali.com

How may I help reduce mailing costs?

As described below, eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements. Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail. See the first question and answer in this section and your proxy card for more information.

The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Company’s Form 10-K (without exhibits). Such requests should be addressed to: Vice President, Treasurer & Investor Relations, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin, 53403-2552. A copy of the Company’s Form 10-K is available on our website, www.modine.com.

What happens if multiple shareholders share the same address?

We have adopted a procedure called “householding,” so we are sending only one proxy statement to shareholders with the same last name at a single address, unless we have received instructions to do otherwise. Householding reduces our printing and postage costs. If a shareholder of record wishes to receive a separate copy of this proxy statement, he or she may tell us so by providing written notice to the Company’s Corporate Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, WI 53403-2552, or oral notice by calling 262-636-1517. Upon written or oral request, the Company will promptly send a copy of the proxy statement.

Shareholders of record sharing the same address and receiving multiple copies of the proxy statement may request householding by contacting us in the same manner. If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04269-S49963

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODINE MANUFACTURING COMPANY

The Board of Directors recommends you vote FOR the following proposal:

NOTE: This Proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted FOR Item 1.

Please sign exactly as your name(s) appear(s) on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T04270-S49963

Special Meeting of Shareholders
Friday, November 13, 2026
8:00 AM CDT
This proxy is solicited by the Board of Directors

If you consented to access your proxy information electronically, you may view materials and/or vote these shares by going to www.proxyvote.com.

The undersigned hereby appoints Michael B. Lucareli and Kathleen T. Powers, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of Modine Manufacturing Company to be held at www.virtualshareholdermeeting.com/MOD2026SM on November 13, 2026 at 8:00 A.M. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matter as set forth in the Proxy Statement. **If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxy and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.**

Modine 401(k) Retirement Savings Plan-Voting Instructions to Trustee, Equiniti Trust Company, for the Special Meeting of Shareholders. If you are a participant in the Modine 401(k) Retirement Savings Plan, you have the right to give instructions to the Trustee as to the voting of shares of Modine Manufacturing Company common stock held in the plan account. The voting of those shares will occur at the Special Meeting of Shareholders or at any adjournment(s) thereof. In this regard, please indicate your voting choice on the card, sign and date it, and return this card promptly in the enclosed postage-paid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in an account for which a proxy is not received will generally be voted by the Trustee, Equiniti Trust Company, in the same proportion that all shares in the plan for which voting instructions have been received are voted although it may do otherwise in its discretion.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Continued and to be signed on reverse side.